[LIBERTY BANCORP, INC. LOGO]





April 8, 1999


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Liberty Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Colonia Country Club, 300 Colonia Boulevard, Colonia, New Jersey, at 10:00 a.m. (local time) on May 12, 1999.

The business to be conducted at the Annual Meeting includes the election of two directors of the Company and the ratification of the appointment of Radics & Co., LLC as auditors for the Company for the year ending December 31, 1999.

The Board of Directors of the Company has determined that the matters to be considered at the Special Meeting are in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, I urge you to sign, date and return the enclosed proxy card as soon as possible even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,


/s/ John R. Bowen
_________________
John R. Bowen
Chairman, President and Chief Executive Officer

                              Liberty Bancorp, Inc.
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 12, 1999

     Notice is hereby given that the Annual Meeting of Liberty Bancorp, Inc. (the "Company") will be held at the Colonia Country Club, 300 Colonia Boulevard, Colonia, New Jersey, on May 12, 1999 at 10:00 a.m., local time.

     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.   The election of two Directors to the Board of Directors;

     2. The ratification of the appointment of Radics & Co., LLC as auditors for the Company for the fiscal year ending December 31, 1999; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 6, 1999 are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                         By Order of the Board of Directors


                                         /s/ Leslie C. Whelan
                                         _____________________
                                         Leslie C. Whelan, Corporate Secretary
Avenel, New Jersey
April 8, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                              Liberty Bancorp, Inc.
                             1410 St. Georges Avenue
                            Avenel, New Jersey 07001
                                 (732) 499-7200


                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 12, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Liberty Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Colonia Country Club, 300 Colonia Boulevard, Colonia, New Jersey, on May 12, 1999, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 12, 1999.

                              REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies which are returned to the Company will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Leslie C. Whelan, at the address shown above, or by delivering a duly executed proxy bearing a later date. The presence at the Annual Meeting of any stockholder who has returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

     Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), as of the close of business on April 6, 1999 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 3,626,329 shares of Common Stock issued and outstanding. The presence in person or by proxy of stockholders entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for the ratification of Radics & Co., LLC as the Company's auditors. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not be counted as votes in favor of Proposal II.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by executive officers and Directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
         Name and Address of                                of Beneficial                     of Common Stock
          Beneficial Owners                                   Ownership                         Outstanding
Liberty Bancorp, MHC
1410 St. Georges Avenue                                        2,067,729                         57.0%
Avenel, New Jersey 07001

Liberty Bancorp, MHC and
  all Directors and Executive Officers                         2,131,779                         58.8%
  as a Group (11 persons) (1)

Jeffrey S. Halis
500 Park Avenue, 5th Floor
New York, New York 10022                                         249,500                         6.88%

_________________

1) The Company's executive officers and Directors are also executive officers and Directors of Liberty Bancorp, MHC.

                        PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of eight members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Two Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors John R. Bowen, and Michael J. Widmer, each of whom is currently a member of the Board of Directors.

     The table below sets forth certain information, as of December 31, 1998, regarding members of the The table below sets forth certain information, as of December 31, 1998, regarding members of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominee identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.


                                                                                           Shares
                          Position(s) Held With                Director       Current   Beneficially  Percent of
         Name                  the Company           Age       Since(1)    Term Expires    Owned         Class
                                                     NOMINEES

John R. Bowen              Chairman, President       58          1973          1999        10,200          *
                         and Chief Executive Officer
Michael J. Widmer        Executive Vice President,   39          1998          1999         3,600          *
                         Chief Financial Officer
                              and Director


                                                OTHER BOARD MEMBERS

Neil R. Bryson, DDS             Director             58          1990          2000        10,000          *
Anthony V. Caruso        Director and Legal Couns    72          1984          2000         1,000          *
John W. Fox                     Director             61          1968          2000         5,000          *
John C. Marsh                   Director             71          1968          2001         2,000          *
Paul J. McGovern                Director             52          1988          2001        11,000          *
Nelson L. Taylor, Jr.           Director             68          1966          2001        10,000          *

                                     EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Lucille Capece               Vice President          54           N/A           N/A        11,075          *
Brian C. Messett             Vice President          38           N/A           N/A           125          *
Joseph F. Coccaro               Treasurer            41           N/A           N/A             -          *
Leslie C. Whelan                Secretary            35           N/A           N/A            50          *


__________
*  Less than 1%.
     (1) Reflects initial appointment to the Board of Directors of Axia Federal Savings Bank, the mutual predecessor of Liberty Bank.


     The business experience for the past five years for each of the Company's directors and executive officers is as follows:

     John R. Bowen is the President, Chief Executive Officer and Chairman of the Board of Directors. Mr. Bowen has been employed by Liberty Bank (the "Bank"), the Company's wholly owned subsidiary, in various capacities since 1964. Mr. Bowen was elected President and Chief Executive Officer in 1973 and Chairman in 1995. He serves as Vice Chairman of the Board of Trustees of the Rahway Center Partnership, a non-profit community development organization.

     Michael J. Widmer has served as Chief Financial Officer of the Bank since February 1998 and Executive Vice President of the Bank since March 1996. Mr. Widmer is a member of the Board of Trustees of the Union County Arts Center. Mr. Widmer served as President and as a member of the Board of Directors of Chatham Savings Bank in Chatham, New Jersey from 1990 to 1996.

     Neil  R.  Bryson  is  a  Doctor  of  Dental  Surgery,   a  Board  Certified
Periodontist, a Prosthiodontist and a member of the American Dental Association in private practice in Colonia, New Jersey.

     Anthony V. Caruso has served as the Bank's legal counsel since 1963. Mr. Caruso is a practicing attorney with thirty-nine years of experience. Mr. Caruso is a former Municipal Judge of Rahway, New Jersey, and is a member of the Board of Governors of The Rahway Hospital.

     John W. Fox is a General Partner of The Linden Investment Co., a real estate investment company.

     John C. Marsh is President and Chief Executive Officer of Consumers International. Prior to that position, Mr. Marsh held various administrative positions in area hospitals. Mr. Marsh is a former Mayor of the City of Rahway, New Jersey.

     Paul J. McGovern is retired from the position of Senior Director of Internal Auditing for Merck & Co., Inc. Mr. McGovern is a Certified Public Accountant. Mr. McGovern is a member of the Board of Trustees of Don Bosco Preparatory School, Ramsey, New Jersey.

     Nelson L. Taylor, Jr. is the President and owner of West End Garage, Inc., a Chrysler Plymouth automobile agency in Rahway, New Jersey. Mr. Taylor is a member of the Board of Governors of The Rahway Hospital.

     Lucille Capece has served as Vice President of Operations of the Bank since 1979.

     Brian C. Messett joined the Bank as Vice President of Lending in August of 1997. Prior to joining the Bank, Mr. Messett was Assistant Vice President of Lending for Spencer Savings Bank, Garfield, New Jersey.

     Joseph F. Coccaro has served as Treasurer of the Bank since 1988.

     Leslie C. Whelan joined the Bank in 1991 and has served as Corporate Secretary since October of 1993.

Benefit Plans

     Employment Agreements. The Bank has entered into employment agreements with Messrs. Bowen and Widmer and Ms. Capece, each of which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be approximately three years. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Each agreement provides for, among other things, base salary (which may be increased, but not decreased), participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. Each agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for disability, retirement or for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his or her current offices, (ii) a material change in the executive's functions, duties or responsibilities, (iii) liquidation or dissolution of the Bank or Company, (iv) a breach of the agreement by the Bank or, (v) a change in control of the Bank or Company, the executive, or in the event of death, the executive's beneficiary, would be entitled to severance pay in an amount equal to three times the annual rate of Base Salary (which includes any salary deferred at the election of Mr. Bowen, Mr. Widmer or Ms. Capece) at the time of termination, plus the highest annual cash bonus paid to him or her during the prior three years. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

     The executive's employment may be terminated upon his/her retirement at age 65, or such later age as consented to by the Bank or in accordance with any retirement policy established by the Bank. Upon the executive's retirement, he/she will be entitled to all benefits available to him/her under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay the executive his/her Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his/her Base Salary to his/her named beneficiaries for one year following his/her death, and will also continue medical, dental, and other benefits to his/her family (as applicable) for one year.

     Each employment agreement provides that, following termination of employment, the executive will not compete with the Bank for a period of one year within 25 miles of any existing branch of the Bank or within 25 miles of any office for which the Bank and/or the Company has filed for regulatory approval to establish an office.

     Defined Benefit Pension Plan. The Bank maintains The Retirement Plan for Employees of Liberty Bank in RSI Retirement Trust, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 201/2 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to participant in the Retirement Plan provided, however, that leased employees, employees paid on a contract basis and employees in a unit covered by a collective bargaining agreement are not eligible to participate. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act ("ERISA").

     The regular form of all retirement benefits (normal, early or disability) is guaranteed for the life of the retiree, but not less than 120 monthly installments. For a married participant, the normal form of benefit is a joint and 50% survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) an optional form of benefit. These optional forms include various annuity forms as well as a lump sum payment. All forms in which a participant's benefit may be paid will be actuarially equivalent to a ten year period certain and life benefit. For an unmarried participant, benefits payable upon death are made in a lump sum.

     The normal retirement benefit payable at the later of age 65 or the fifth anniversary of participation in the plan, is an amount equal to the greater of
(i) 30.5% of a participant's average annual earnings, plus 19.5% of the amount in excess of $10,000, multiplied by a fraction (not to exceed one), the numerator of which is the number of years of the Participant's credited service at normal retirement date and the denominator of which is 30 and (ii) 2% of a participant's average annual earnings multiplied by the participant's years of credited service (up to a maximum of 10 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 55 and, for employees who first become participants on or after January 1, 1998, ten years of credited service, or after the sum of the participant's age and vested service equals 75. Upon termination of employment other than as specified above, a participant who is employed on or after January 1, 1998 and has five years of vested service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date. (Employees employed prior to January 1, 1998 are eligible to receive a vested retirement benefit that vests after age 18 over a five year period at a rate of 20% per year, beginning in the second year of service, until a participant is 100% vested after five years). For the plan year ended December 31, 1998, the Bank made a contribution to the Retirement Plan of $136,603.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

       High Five-Year
           Average                            Years of Service and Benefit Payable at Retirement
        Compensation                 15            20            25            30           35            40
         $  50,000                 $11,525     $ 15,367        $19,208    $  23,050     $  23,050      $ 23,050
            75,000                  17,775       23,700         29,625       35,550        35,550        35,550
           100,000                  24,025       32,033         40,042       48,050        48,050        48,050
           125,000                  30,275       40,367         50,458       60,550        60,550        60,550
           160,000                  39,025       52,033         65,042       78,050        78,050        78,050

     The maximum annual compensation which may be taken into account under the Internal Revenue Code, as amended (the "Code") for calculating contributions under qualified defined benefit plans such as the Retirement Plan is currently $160,000. As of December 31, 1998, Messrs. Bowen and Widmer had 34 years and three years, respectively, of credited service (i.e., benefit service), under the plan.

Meetings and Committees of the Board of Directors

     The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive and the Finance and Audit Committees. The full Board of Directors acts as Nominating Committee for the Company. During the fiscal year ended December 31, 1998, the Board of Directors met at 12 regular meeting and four special meetings. No member of the Board of any committee thereof attend less than 75% of said meetings.

     The Executive Committee consists of Directors Fox (who serves as Chairman), Bowen and Taylor, Jr. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee did not meet during the fiscal year ended December 31, 1998.

     The Finance and Audit Committee consists of Directors Taylor, Jr. (who serves as Chairman), Caruso and McGovern. The Audit Committee examines and approves the audit report prepared by the independent auditors of the Bank, reviews and recommends the independent auditors to be engaged by the Company, reviews the internal accounting controls of the Company, and reviews and approves audit policies. The Audit Committee met twice during the fiscal year ended December 31, 1998.

Directors' Compensation

     During the year ended December 31, 1998, directors of the Bank received a retainer fee of $14,000, plus a fee of $300 per board meeting or committee meeting attended. The Bank provides all employees with medical, dental and life insurance, and also offers these benefits to its directors. During the year ended December 31, 1998, the Bank provided insurance benefits to directors Taylor, Jr., Bryson, Caruso Fox and Marsh of $8,186, $12,100, $11,381, $1,004 and $3,371 respectively. Employee directors Bowen and Widmer received benefits of $14,091 and $7,952, respectively, pursuant to these plans. The Bank also provides that a director's beneficiary will receive a $10,000 cash payment should the director die while in office.

Executive Compensation

     Summary Compensation Table. The following table sets forth for the year ended December 31, 1998, certain information as to the total remuneration paid by the Bank to the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, each of whose salary and bonuses exceeded $100,000 in 1998.


                                                      Summary Compensation Table
                                                                                                Long-Term
                                                                                              Compensation
                                Annual Compensation(1)                                           Awards
                                                                          Other          Restricted
                                                                          Annual            Stock       Options/        All Other
      Name and Principal        Fiscal      Salary        Bonus        Compensation         Award         SARs        Compensation
           Position            Year(1)      ($)(2)         ($)            ($)(3)             ($)           (#)             ($)

John R. Bowen,                   1998      198,800        13,320            -                 -             -               -
  President and Chief            1997      186,200        16,320            -                 -             -               -
  Executive Officer

Michael J. Widmer,               1998      120,733        6,926             -                 -             -               -
  Executive Vice President       1997       97,000        8,262             -                 -             -               -
  and Chief Financial
  Officer

_____________________
(1)  In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC,
     Summary Compensation information is excluded for the fiscal years ended December 31, 1996 and 1995, as the
     Bank was not a public company during such periods.
(2)  Salary amounts for Messrs. Bowen and Widmer include directors fees of $18,800 and $16,733, respectively, for the year ended December 31, 1998.
(3)  The Bank also provides certain members of senior management with the use of an automobile, and all employees of the Bank with medical, dental and life insurance.  These benefits did not exceed the lesser of $50,000 or 10%
     of the total annual salary and bonus reported for each officer.

Ownership Reports by Officers and Directors

     The Common  Stock of the  Company is  registered  with the SEC  pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3,4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Transactions With Certain Related Persons

     The Bank offers to directors, officers, and employees real estate mortgage loans secured by their principal residence. All loans to the Bank's directors, officers and employees are made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions, and do not involve more than minimal risk of collectibility.

     Director Anthony V. Caruso has served as the Bank's legal counsel since 1963. During the year ended December 31, 1998 the Bank and the Company paid $71,900 in legal fees to Mr. Caruso.

               PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has approved the engagement of Radics & Co., LLC to be the Company's auditors for the 1999 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Radics & Co., LLC, for the Company's fiscal year ending December 31, 1999. A representative of Radics & Co., LLC, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     In order to ratify the selection of Radics & Co., LLC, as the auditors for the 1999 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Radics & Co., LLC, as auditors for the 1999 fiscal year.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1410 St. Georges Avenue, Avenel, New Jersey 07001, no later than December 9, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

     Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 5 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

                                  MISCELLANEOUS

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO LESLIE C. WHELAN, CORPORATE SECRETARY, 1410 ST. GEORGES AVENUE, AVENEL, NEW JERSEY 07001 OR CALL
(732) 499-7200.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ Leslie C. Whelan
                                           ____________________
                                           Leslie C. Whelan, Corporate Secretary
Avenel, New Jersey
April 8, 1999

                                 REVOCABLE PROXY

                              LIBERTY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 12, 1999

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Colonia Country Club, 300 Colonia Boulevard, Colonia, New Jersey on May 12, 1999, at 10:00 a.m. Eastern Standard Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                                VOTE
                                              FOR             WITHHELD
                                           (except as
                                            marked to
                                          the contrary
                                             below)


1.   The election as Directors of all
     nominees listed below each to
     serve for a three-year term

                    John R. Bowen            [_]                 [_]
                    Michael J. Widmer        [_]                 [_]


INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

______________________________

______________________________



                                            FOR         AGAINST       ABSTAIN
2.   The ratification of Radics & Co.,
     LLC as the Company's independent       [_]           [_]           [_]
     auditor for the fiscal year ended
     December 31, 1999.


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED AND RETURNED, WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

-------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated April 8, 1999, and audited financial statements.


Dated: _________________________                     [_]Check Box if You Plan
                                                        to Attend Annual Meeting


_______________________________              ___________________________________
PRINT NAME OF STOCKHOLDER                    PRINT NAME OF STOCKHOLDER


_______________________________              ___________________________________
SIGNATURE OF STOCKHOLDER                     SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



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           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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